UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2020

AMPCO-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-898	25-1117717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Bell Avenue, Suite 301, Carnegie PA	15106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 456-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	AP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On June 23, 2020, certain subsidiaries of Ampco-Pittsburgh Corporation (the “Corporation”), Air & Liquid Systems Corporation, Union Electric Steel Corporation, Alloys Unlimited and Processing, LLC, Akers National Roll Company, Union Electric Steel UK Limited, Åkers AB and Åkers Sweden AB (collectively the “Borrowers”) entered into the Fourth Amendment (the “Amendment”) to the Revolving Credit and Security Agreement, dated May 20, 2016, as amended on October 31, 2016, on March 2, 2017, and on September 28, 2018, with certain lenders, the guarantors party thereto, including the Corporation, PNC Bank, National Association, as agent for the lenders, and the other lenders party thereto (collectively, the “Credit Agreement”).

Pursuant to the Amendment, the Credit Agreement was amended to, among other things: (i) extend the Maturity Date to May 20, 2022, (ii) maintain at all times Undrawn Availability of not less than the greater of $12,500,000.00 and 12.5% of the Maximum Revolving Advance Amount, (iii) reduce the Maximum Revolving Advance Amount to (x) the difference of (a) $92,500,000.00 less, (b) solely for purposes of determining revolving advances, on any applicable date of determination, the then-applicable amount of the reserve required under the Amendment, plus (y) any increases in the Maximum Revolving Advance Amount permitted under the Credit Agreement and minus (z) any permanent reductions at the election of the Borrowers in accordance with Section 2.2(f) of the Credit Agreement and (iv) increase the interest rate to a rate per annum equal to the agreed applicable margin, which includes interest rate spreads based on available borrowing capacity that range from 2.75% and 3.25% for LIBOR-based borrowings and 1.75% and 2.25% for domestic rate borrowings. In addition, an exiting lender assigned its advances and revolving commitment to existing lenders and a new lender, M&T Bank. All other material terms, conditions, and covenants with respect to the Credit Agreement remain unchanged.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety. Any capitalized terms used in this Current Report on Form 8-K, but not defined herein have the meaning set forth in the Credit Agreement or the Amendment, as applicable.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information included in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Fourth Amendment to the Revolving Credit and Security Agreement, dated June 23, 2020, by and among Ampco-Pittsburgh Corporation and PNC Bank, National Association, as agent for the lenders, and certain lenders, the borrowers, the guarantors and other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPCO-PITTSBURGH CORPORATION (Registrant)

Date	June 23, 2020

/s/ Michael G. McAuley
(Signature)*
Michael G. McAuley
Senior Vice President, Chief Financial Officer and Treasurer